OFFICE LEASE

                        TWO NORTH LASALLE STREET BUILDING

                                CHICAGO, ILLINOIS


                 TENANT:  NEW HORIZONS COMPUTER LEARNING CENTER
                                OF CHICAGO, INC.

                           DATE:               , 1995
                                 ---------------


                                TABLE OF CONTENTS

                                  OFFICE LEASE
                        TWO NORTH LASALLE STREET BUILDING
                                CHICAGO, ILLINOIS

     TENANT: NEW HORIZONS COMPUTER LEARNING CENTER OF CHICAGO, INC., a Delaware corporation


1.   Demised Premises; Term                                1
2.   Base Rent                                             1
3.   Rent Adjustments                                      2
4.   Use                                                   5
5.   Services                                              7
6.   Possession                                            8
7.   Condition of Premises                                 9
8.   Repairs                                               9
9.   Alterations                                          10
10.  Covenant Against Liens                               12
11.  Damage or Destruction by Fire or Casualty            12
12.  Insurance                                            14
13.  Liability Insurance                                  15
14.  Condemnation                                         15
15.  Waiver of Claims and Indemnity                       15
16.  Nonwaiver                                            16
17.  Waiver of Notice                                     17
18.  Landlord's Remedies                                  17
19.  Surrender of Possession                              18
20.  Holding Over                                         19
21.  Costs, Expenses and Attorneys' Fees                  20
22.  Compliance with Laws                                 20
23.  Certain Rights Reserved By Landlord                  20
24.  Estoppel                                             22
25.  Rules and Regulations                                22
26.  Intentionally Omitted                                23
27.  Assignment and Subletting                            23
28.  Notice                                               24
29.  Default Under Other Lease                            25
30.  Conveyance by Landlord                               25
31.  Subordination of Lease                               26
32.  Brokers                                              26
33.  Intentionally Omitted                                26
34.  Miscellaneous                                        26
35.  Exculpation                                          28
36.  Renewal Options                                      29


                                    EXHIBITS


     EXHIBIT A      PLAN OF PREMISES
     EXHIBIT B      BUILDING RULES AND REGULATIONS
     EXHIBIT C      WORK LETTER AGREEMENT


                                      LEASE


     THIS LEASE, made as of          , 1995, between THE EQUITABLE LIFE
ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation (the "Landlord"), and NEW HORIZONS COMPUTER LEARNING CENTER OF CHICAGO, INC., a Delaware corporation (the "Tenant").


                              W I T N E S S E T H:


                                    Article 1

                             Demised Premises; Term

     The Landlord does hereby demise and lease to Tenant, and Tenant hereby accepts, that certain space as shown hatched on the plan attached hereto and made a part hereof as Exhibit A, located on a portion of the mezzanine level containing approximately 23,000 rentable square feet (the "Premises") in the building known as Two North LaSalle Street (the "Building"), situated on certain property (including all easements appurtenant thereto) in Chicago, Illinois (the "Property") for a term commencing on the 15th day of May, 1995 and ending on the 30th day of April, 1998 (the "Term"), unless sooner terminated or extended as provided herein, subject to the terms, covenants, and agreements herein contained.

                                    Article 2

                                    Base Rent

     Tenant shall pay to Landlord or Landlord's agent at the office of Landlord or at such other place as Landlord may from time to time designate, annual Base Rent for each of the following periods during the Term:

                                                   Monthly
                                 Annual Base     Installment
            Period                  Rent        of Base Rent
           -------                 ------       ------------

 May 15, 1995-April 30, 1996     $207,000.00       $17,250.00
 May 1, 1996-April 30, 1997       212,750.00        17,729.17
 May 1, 1997-April 30, 1998       218,500.00        18,208.33


Base Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term, except for the first month's rent which is due and payable on execution. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such fractional month shall be prorated on the basis of 1/365th of the annual Base Rent for each day of such fractional month. Base Rent shall be payable without any prior demand therefor and without any deductions or set-offs whatsoever.

                                    Article 3

                                Rent Adjustments

     Landlord and Tenant agree that the following rent adjustments shall be made with respect to each calendar year of the Term, or portion thereof, including the calendar year in which the Lease terminates:

     (A) Tenant shall pay to Landlord as additional rent an amount equal to Tenant's Proportionate Share of the amount, if any, by which the Ownership Taxes for each calendar year of the Term exceeds the Ownership Taxes for the calendar year 1995. Tenant's Proportionate Share of such Ownership Taxes is agreed to be 3.526%.

     Ownership Taxes shall mean all taxes and assessments of every kind and nature which Landlord shall become obligated to pay with respect to each calendar year of the Term or portion thereof because of or in any way connected with the ownership, leasing, and operation of the Building and the Property subject to the following:

          (i) the amount of ad valorem real and personal property taxes against Landlord's real and personal property to be included in Ownership Taxes shall be the amount assessed for any calendar year, notwithstanding that such taxes are billed and payable in a subsequent calendar year. The amount of any tax refunds received by Landlord during the Term of this Lease shall be deducted from Ownership Taxes for the calendar year to which such refunds are attributable;

         (ii) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest other than interest due to late payment, payable thereon) of such special tax or special assessment payable for the calendar year in respect of which Ownership Taxes are being determined;

        (iii) the amount of any tax or excise levied by the State of Illinois or the City of Chicago, any political subdivision of either, or any other taxing body, on rents from the Property (or the value of the leases thereon) to be included shall not be greater than the amount which would have been payable on account of such tax or excise by Landlord during the calendar year in respect of which Ownership Taxes are being determined had the income received by Landlord from the Building (excluding amounts payable under this subparagraph (iii)) been the sole taxable income of Landlord for such calendar year;

         (iv) there shall be excluded from Ownership Taxes all income taxes (except those which may be included pursuant to subparagraph (iii) above), excess profits taxes, franchise, capital stock, and inheritance or estate taxes;

          (v) Ownership Taxes shall also include Landlord's reasonable costs and expenses (including reasonable attorneys' fees) in contesting or attempting to reduce any Ownership Taxes for any calendar year.

     (B) Tenant shall pay to Landlord as additional rent an amount equal to Tenant's Proportionate Share of the amount, if any, by which the Operating Expenses for each calendar year of the Term exceeds the Operating Expenses for the calendar year 1995. Tenant's Proportionate Share of such Operating Expenses is agreed to be 3.526%.

     Operating Expenses shall mean all expenses, costs and disbursements (other than Ownership Taxes) of every kind and nature which Landlord shall pay, incur or become obligated to pay in respect of a calendar year because of or in any way connected with the ownership, management, maintenance, repair and operation of the Building and the Property except the following:

          (i)  costs of alterations of tenant spaces;

         (ii) costs of capital improvements, except for such costs including interest thereon, as reasonably amortized and determined by Landlord, where one of the purposes of such capital improvements was to reduce Operating Expenses or where such capital improvements are made in compliance with the requirements of any federal, state or local law or regulation; and

        (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any;

         (iv)  real estate leasing commissions; and

          (v) any amount paid to any person or entity controlled by or affiliated with Landlord for service, labor or materials, to the extent such amount exceeds the amount which would have been paid for said services, labor or materials had such services, labor or materials been provided on a competitive basis.

If less than all of the Building's rentable area shall have been occupied by tenants at any time during any calendar year of the Term, the variable Operating Expenses for such year shall be equitably adjusted to reflect the Operating Expenses as though the Building had been fully occupied throughout such year.

     (C) In order to provide for current payments on account of Ownership Taxes and Operating Expenses payable for each calendar year during the Term of this Lease, commencing with the calendar year 1996 Tenant agrees, at Landlord's request, to pay, as additional rent, Tenant's Proportionate Share due for any calendar year, as estimated by Landlord from time to time, in twelve (12) monthly installments, each in an amount equal to 1/12th of Tenant's Propor tionate Share so estimated by Landlord commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of such estimated Tenant's Proportionate Share. The installment of estimated rent adjustment payable for each month of the current calendar year prior to the date of the receipt of Landlord's estimate shall be due and payable within thirty
(30) days after receipt of such estimate. If, as finally determined (whether in the succeeding calendar year at the time of delivery of the annual report provided for in subparagraph (D) hereof, or in the current calendar year when the final amount of any portion of Ownership Taxes for the prior calendar year becomes known to Landlord), Tenant's Proportionate Share of Operating Expenses or Ownership Taxes shall be greater than or be less than the aggregate of all installments so paid on account to the Landlord (and which are applicable to such calendar year) prior to receipt of an invoice from Landlord, then Tenant upon receipt of such invoice shall pay to Landlord the amount of such underpay ment, or the Landlord shall credit Tenant for the amount of such overpayment, as the case may be. It is the intention hereunder to estimate the amount of Ownership Taxes and Operating Expenses from time to time for each year and then to adjust such estimate from time to time based on actual Ownership Taxes and Operating Expenses for such calendar year.

     (D) Landlord agrees to keep books and records showing the Operating Expenses in accordance with a system of accounts and accounting practices consistently maintained on a year-to-year basis in compliance with such provisions of this Lease as may affect such accounts.

     Landlord shall deliver to Tenant within a reasonable period of time after the close of each calendar year (commencing with the calendar year 1996) including the calendar year in which this Lease terminates, a reasonably detailed statement containing the following:

     (i) the amount of the Operating Expenses for such calendar year and the calendar year 1995;

    (ii) the amount of the Ownership Taxes for such calendar year and the calendar year 1995; and

   (iii) the estimate of Tenant's Proportionate Share of Ownership Taxes and Operating Expenses for the current calendar year.

In the event that any rent adjustment results in a net increase in the rent due Landlord, Tenant shall and hereby agrees to pay to Landlord within thirty (30) days following Tenant's receipt of an invoice from time to time from Landlord an amount equal to such rent adjustment for such prior calendar year, or portion thereof. In the event the amounts paid by Tenant pursuant to Subparagraph (C) above exceed the rent adjustment payable by Tenant, such overpayment shall be credited to the amount of the next accruing monthly installments referred to in Subparagraph (C) above or refunded (within thirty (30) days after the expiration of the Term) to Tenant if the Term has expired for reasons other than default of Tenant. Failure or delay in delivering any such statement or invoice, or failure or delay in computing the rent adjustments pursuant to this Article 3, shall not be deemed a waiver by Landlord of its right to deliver such items nor shall any such failure or delay be deemed a release of Tenant's obligations with respect to any such statement or invoice, or constitute a default hereunder.
All rent adjustments payable hereunder shall be made without any deductions or set-offs whatsoever.

     (E) The obligation of the Tenant with respect to the payment of Base Rent and rent adjustments due hereunder shall survive the expiration or termination of this Lease. Any payment, refund, or credit made pursuant to this Article shall be made without prejudice to any right of the Tenant to dispute, or of the Landlord to correct, any items as billed pursuant to the provisions hereof. In the event that this Lease shall have been in effect for less than the full calendar year immediately preceding Tenant's receipt of the invoices provided for in subparagraphs (D) and (E) hereof, the rent adjustment shall be pro rata. In no event shall any rent adjustment result in a decrease in the Base Rent payable hereunder.

     (F) Tenant or its representative (excluding any independent real estate consulting or management company) shall have the right to examine copies of Landlord's books and records relative to Operating Expenses and Ownership Taxes during normal business hours at any time, upon reasonable prior notice, within thirty (30) days following the furnishing by Landlord to Tenant of the statement pursuant to subparagraph (D) above. Unless Tenant shall, by notice to Landlord, take exception to any item in such statement within thirty (30) days after the furnishing of such statement, such statement shall be conclusively binding upon Tenant and shall not be contestable by Tenant (absent fraud by Landlord). Any amount shown by such statement to be due to Landlord, whether or not written exception is taken to such statement, shall be paid by Tenant as provided in subparagraph (D) above, without prejudice to any such written exception. If Tenant timely gives notice of such exception, any charges disclosed by such statement that Landlord agrees are irregular or improper shall be promptly corrected by Landlord and Tenant shall receive a credit against the next accruing monthly installment of rent adjustment for any overpayments made by Tenant as a result of such irregularities or improper charges. To the extent Landlord and Tenant fail to agree on any item of Operating Expenses or Ownership Taxes, a statement as to the proper amount of Tenant's Proportionate Share of Operating Expenses and Tenant's Proportionate Share of Ownership Taxes shall as promptly as reasonably possible be given by an independent "Big 6" (or the then equivalent thereof) public accounting firm or other independent accounting firm that is mutually and reasonably satisfactory to Landlord and Tenant. Tenant agrees to pay the fees and charges of such third party in connection with the furnishing of such statement.

                                    Article 4

                                       Use

     (A) Tenant shall use and occupy the Premises for general office and classroom training consistent with Tenant's business of computer software and network training and related ancillary purposes and for no other purpose whatso ever. Tenant shall not use or permit upon the Premises anything that will invalidate any policies of insurance now or hereafter carried on the Building or that will increase the rate of insurance on the Premises or on the Building. In the event Tenant's use causes an increase in Landlord's premiums, Tenant will pay all extra insurance premiums which may be caused by the use which Tenant shall make of the Premises. Tenant will not use or permit upon the Premises anything that may be dangerous to life or limb. Tenant will not in any manner deface or injure the Building or any part thereof or overload the floors of the Premises. Tenant will not do anything or permit anything to be done upon the Premises in any way tending to create a nuisance, or tending to disturb any other tenant in the Building or the occupants of neighboring property or tending to injure the reputation of the Building. Tenant will promptly and fully comply with all governmental, health and police requirements and regulations respecting the Premises. Tenant will not use the Premises for lodging or sleeping purposes or for any immoral or illegal purposes. Tenant shall not conduct nor permit to be conducted on the Premises any business which is contrary to any of the laws of the United States of America or of the State of Illinois or which is contrary to the ordinances of the City of Chicago. Tenant shall not at any time manufacture, sell, or give away, and shall not at any time permit the manufacture, sale, or gift of any spirituous, fermented, intoxicating or alcoholic liquors or controlled substances on the Premises, except that the foregoing shall not be deemed to prohibit the occasional use of alcoholic beverages for entertainment purposes, so long as Tenant has in full force and effect (and delivered to Landlord a certificate of insurance therefor) a policy of host liquor liability or dram-shop insurance in form and amounts at all times satisfactory to Landlord. Except for vending machines located on the Premises for Tenant's employees' and invitees' use, Tenant shall not at any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form on the Premises to the general public.

     (B) Tenant agrees that it will not use, handle, generate, treat, store or dispose of, or permit the handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises now or at any future time and will indemnify, defend and save Landlord harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup of Hazardous Materials which were placed, or permitted to be placed, on the Premises during the Term hereof by Tenant or any of its employees, contractors agents, servants or invitees. The term "Hazardous Materials", when used herein, shall include, but shall not be limited to, any substances, materials or wastes to the extent quantities thereof are regulated by the City of Chicago or any other local governmental authority, the State of Illinois, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended, 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. subsections 9601 et seq., or the Resources Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. Tenant does hereby indemnify, defend and hold harmless the Landlord and its agents and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising by, through or under Tenant, its agents, employees, contractors, servants and invitees and out of or in any way connected with any deposit, spill discharge or other release of Hazardous Materials that occurs during the Term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities. Tenant's obligations and liabilities under this paragraph shall survive the expiration of the Term of this Lease.

                                    Article 5

                                    Services

     Landlord shall provide, at Landlord's expense, except as otherwise provided and subject to applicable government codes, rules, regulations, and guidelines applicable thereto, whether mandatory or voluntary, the following services:

     (A) Air-cooling and heat to provide a temperature condition consistent with first class office buildings in the downtown Chicago area, daily from 8:00 A.M. to 7:30 P.M. (Saturdays to 1:00 P.M.), Sundays and holidays excepted. Whenever heat-generating machines or equipment installed by Tenant affect the temperature otherwise maintained by Landlord in the Premises, Landlord shall be relieved of responsibility for maintaining the air conditioning standards applicable to the Building, and in such event Landlord reserves the right at its option to (1) require Tenant to discontinue use of such heat-generating machines or equipment, or (2) install supplementary air conditioning units in the Premises, the cost, installation, operation and maintenance of which shall be paid by Tenant to Landlord at such rates as Landlord charges from time to time in the Building. Tenant agrees that at all times it will cooperate with Landlord and abide by all regulations and requirements which Landlord may prescribe for the proper functioning of the ventilating and air conditioning systems. In the event Tenant has separately controlled HVAC equipment for the Premises, Tenant shall be permitted to operate same as Tenant may require for its operations in the Premises without additional charge by Landlord and, not subject to the hours of operation set forth hereinabove. Landlord understands and agrees that Tenant's business includes the use and operation of computer terminals and same shall not be considered heat generating machines for purposes of this subparagraph A.


     (B) Water from City of Chicago mains for drinking, lavatory and toilet purposes drawn through fixtures installed by the Landlord, or by Tenant with Landlord's written consent, from regular Building supply at the prevailing temperature. Tenant shall pay Landlord at rates fixed by Landlord for water furnished for any other purpose. Tenant shall not waste or permit the waste of water.

     (C) Janitor service in and about the Premises, Saturdays, Sundays and holidays excepted. Tenant shall not provide any janitor services without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by a janitor, contractor or employees at all times satisfactory to Landlord, but not as agent or servant of Landlord.

     (D) Adequate operatorless passenger elevator service at all times and freight elevator service subject to scheduling by Landlord.

     (E) Electricity for the Premises shall not be furnished by Landlord but shall be furnished by the electric utility company serving the Building. Tenant shall make all necessary arrangements with the utility company for metering and paying for electric current furnished by it to the Tenant and Tenant shall pay for all charges for electric current consumed on the Premises during the Term of this Lease. Tenant agrees to purchase from Landlord, or its agent, all lamps, bulbs, ballasts and starters used in the Premises, the cost of which shall be reasonably competitive with the cost of such items charged by landlords of other comparable office buildings in the downtown Chicago areas (provided that Tenant may at its sole cost and expense engage directly a licensed union electrician to change lamps and bulbs used in the Premises).

     (F) Such additional services on such terms and conditions as may be mutually agreed upon by Landlord and Tenant.

     All charges for any additional services shall be deemed rent reserved under this Lease and shall be due and payable at the same time as the installment of rent with which they are billed, or, if billed separately, shall be due and payable within thirty (30) days after such billing. In the event Tenant shall fail to make payment for such additional services Landlord may, in addition to all other remedies which Landlord may have for the non-payment of rent and without notice to Tenant, discontinue any or all such additional services, and such discontinuance shall not be held or pleaded as an eviction or as a disturbance in any manner whatsoever of Tenant's possession, or relieve Tenant from the payment of rent when due, or vary or change any other provision of this Lease or render Landlord liable for damages of any kind whatsoever.

     Tenant agrees that neither Landlord nor any company, firm, or individual operating, maintaining, repairing, managing or supervising the plant or facilities furnishing any of the above services, nor any of their respective agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action, because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any of the above services; nor shall any such interruption, diminution, delay or discontinuance be deemed an eviction or disturbance of Tenant's use or possession of the Premises or any part thereof; nor shall any such interruption, diminution, delay or discontinuance relieve Tenant from full performance of Tenant's obligations under this Lease. Notwithstanding anything contained herein to the contrary, if: (i) such interruption of services continues for a period in excess of ten (10) business days after written notice to Landlord; (ii) such interruption of services is not caused from damage and destruction covered under Article 12 of this Lease or from a default by Tenant; (iii) Tenant cannot reasonably use the Premises or any portion thereof, for their intended purpose, and (iv) on account thereof, Tenant ceases doing business in the Premises or such portion thereof, Tenant shall have the right to abate Base Rent and rent adjustments for the portion of the Premises so affected retroactively to the date that any such service was first interrupted until such service is restored or Tenant is able to conduct business in such portion of the Premises.

                                    Article 6

                                   Possession

     In the event the Premises shall not be completed and ready for occupancy on the date above fixed for the commencement of the Term of this Lease, this Lease shall nevertheless continue in full force and effect, and no liability shall arise against Landlord out of any such delay, except that rent shall abate if Landlord has unreasonably withheld required approvals as set forth in the work letter agreement signed by Landlord and Tenant ("the Workletter" attached hereto and made a part hereof as Exhibit C), or improperly taken action which interferred with the completion of the Premises. If Tenant shall enter possession of all or any part of the Premises prior to the date fixed above for the first day of the Term, all of the covenants and conditions of this Lease shall be binding upon the parties hereto in respect of such possession the same as if the first day of the Term had been fixed as of the date when Tenant entered such possession and Tenant shall pay to Landlord as rent for the period prior to the first day of the Term of this Lease a proportionate amount of the rent set forth in Article 2.

                                    Article 7

                              Condition of Premises

     Tenant's taking possession of any portion of the Premises shall be con clusive evidence as against Tenant that such portion of the Premises were in good order and satisfactory condition when the Tenant took possession, except as to punchlist items and latent defects (which exception shall be effective for a one (1) year period following the date the Premises are ready for occupancy, excluding items of damage caused by Tenant, its agents, contractors and suppliers). No promise of the Landlord to alter, remodel, repair or improve the Premises or the Building and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, other than as may be contained herein or in the Work Letter, if any.

                                    Article 8

                                     Repairs

     Except as otherwise provided in Article 11 of this Lease, and subject to the provisions of Article 9 of this Lease, Tenant shall, at its sole cost and expense, keep the Premises in good order, repair and tenantable condition (normal wear and tear excepted) at all times during the Term, and Tenant shall promptly arrange with Landlord at Tenant's sole cost and expense for the repair of all damages to the Premises and for the replacement or repair of all damaged or broken glass, fixtures and appurtenances within any reasonable period of time specified by Landlord, provided, however, that Tenant shall not be required to repair or replace broken or damaged exterior window glass unless such replacement or repair is necessitated by the act, failure to act, or neglect of Tenant, its servants, employees, agents, invitees or guests. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs and replacements and the costs paid or incurred by Landlord for such repairs and replacements (including Landlord's overhead and profit, and the cost of general conditions) shall be deemed additional rent reserved under this Lease due and payable forthwith. Landlord may, but shall not be required so to do, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions, including, but not limited to, ducts and all other facilities for heating and air conditioning service, as Landlord shall desire or deem necessary for the safety, maintenance, repair, preservation or improvement of the Building, or as Landlord may be required or requested to do by the City of Chicago or by the order or decree of any court or by any other proper authority.
     In the event Landlord or its agents or contractors shall elect or be required to make repairs, alterations, improvements or additions to the Premises or the Building, Landlord shall be allowed, upon reasonable prior notice to Tenant, to take into and upon the Premises all material that may be reasonably required to make such repairs, alterations, improvements or additions and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend any services and facilities without being deemed or held guilty of an eviction of Tenant or for damages to Tenant's property, business or person, and the rent reserved herein shall in no way abate while said repairs, alterations, improvements or additions are being made, and Tenant shall not be entitled to maintain any set-off or counterclaim for damages of any kind against Landlord by reason thereof. Landlord may, at its option, make all such repairs, alterations, improvements or additions in and about the Building and the Premises during ordinary business hours, but if Tenant desires to have the same done at any other time, Tenant shall pay for all overtime and additional expenses resulting therefrom. In making any such repairs, Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Premises.

                                    Article 9

                                   Alterations

     Except for work performed pursuant to the Work Letter, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld in the case of any work not involving the structure or systems of the Building (and, in the case of any work affecting any structural components or members of the Building (including, without limiting the foregoing, any work involving floor loading and floor coring), without the prior written approval of the structural engineer designated by Landlord for the Building) in each instance obtained, make any repairs, replacements, alterations, improvements or additions to the Premises. In the event Tenant desires to make any alterations, improvements or additions pursuant to this
Article 9, or any repairs or replacements pursuant to Article 8 of this Lease, Tenant shall prior to commencing any such work:

          (a) Submit to Landlord for review by it and its engineers plans and specifications showing such work in reasonable detail and obtain Landlord's prior written approval (Tenant shall pay to Landlord all costs incurred by Landlord in connection with such review of such plans and specifications);

          (b) Furnish Landlord with the names and addresses of all contractors and copies of all contracts with such contractors and obtain Landlord's prior written approval;

          (c) Provide Landlord, at Tenant's sole cost and expense, with such security as Landlord may reasonably require, as well as all necessary permits evidencing compliance with all ordinances and regulations of the City of Chicago or any department or agency thereof, and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof;

          (d) Provide Landlord with certificates of insurance in forms and amounts satisfactory to Landlord naming Landlord as an additional insured where required by Landlord; and

          (e) Comply, at Tenant's sole cost and expense, with such other requests as Landlord may reasonably make in connection with such work.

     All such work shall, at Landlord's election, be subject to the supervision by Landlord, and Tenant shall promptly pay to Landlord a supervision fee equal to ten percent (10%) of the cost of such work.

     Tenant hereby agrees to protect, defend, indemnify and hold Landlord, the Building and the Property harmless from and against any and all liabilities of every kind and description which may arise out of or in connection with such repairs, replacements, alterations, improvements or additions constructed by Tenant.

     Upon completing any of such repairs, replacements, alterations, improvements or additions, Tenant shall furnish Landlord with contractors' affi davits, sworn statements and full and final waivers of lien and receipted bills covering all labor and material expended and used. All repairs, replacements, alterations, improvements and additions shall comply with all Landlord disclosed insurance requirements and with all applicable ordinances and regulations of the City of Chicago or any department or agency thereof and with the requirements of all valid statutes and regulations of the State of Illinois or of any department or agency thereof. All repairs, replacements, alterations, improvements and additions shall be constructed in a good and workmanlike manner using commercially acceptable grades of material shall be used.

     All alterations, improvements, additions, repairs, or replacements, whether temporary or permanent in character, including, without limitation, wall coverings, carpeting and other floor coverings, special lighting installations, built-in or attached shelving, cabinetry, and mirrors, made by Landlord or Tenant in or upon the Premises shall become Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation to Tenant (excepting only Tenant's movable office furniture, trade fixtures, and office equipment); provided, however, that Landlord shall have the right to require Tenant to remove such alterations, improvements, additions, repairs or replacements (other than the Improvements, except that Tenant shall be required to remove the computer wiring and cabling in the Premises) at Tenant's sole cost and expense in accordance with the provisions of Article 19 of this Lease.

     Tenant may request that Landlord determines at the time of Tenant's request to make such installation, alteration or addition whether Landlord will require Tenant to remove the same at the time of expiration of the Lease. In the event that Tenant makes such request, such decision by Landlord shall be binding on Landlord.

                                   Article 10

                             Covenant Against Liens

     Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord's title to the Building, Property or Premises, nor in any way subject Landlord's title to any claims by way of lien or encumbrance whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building, Property or Premises arising from any act or omission of Tenant shall attach only against Tenant's interest and shall in all respects be subordinate to Landlord's title to the Building, Property and Premises. If Tenant has not removed any such lien or encumbrance within fifteen (15) days after written notice to Tenant by Landlord, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection therewith, shall be deemed additional rent reserved under this Lease due and payable forthwith.

                                   Article 11

                    Damage or Destruction by Fire or Casualty

     (A) If the Premises or any part of the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed to repair and restore the same to its prior existing condition with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness (not to exceed sixty
(60) days from the date the damage occurred) after the occurrence of such damage and in good faith, estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall by
notice advise Tenant of such estimate.   If it is so estimated that the amount
of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within twenty
(20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness and all due diligence to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days, so long as Landlord shall proceed with reasonable promptness and due diligence. Notwithstanding anything to the contrary herein set forth:
(i) if any such damage rendering all or a substantial portion of the Premises or Building untenantable shall occur during the last year of the Term, then Landlord shall have the option to terminate this Lease by written notice to Tenant within thirty (30) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such damage; (ii) Landlord shall have no duty pursuant to this Article 11 to repair or restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises; (iii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if any mortgagee applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration; and (iv) Tenant shall not have the right to terminate this Lease pursuant to this Article 11 if the damage or destruction was caused by the intentional or negligent act of Tenant, its agents or employees.

     Notwithstanding the foregoing, in the event Landlord commences the restoration and, within one (1) year after the fire or casualty (which date shall be extended for any period of time during which Landlord is unable to complete restoration due to a matter beyond Landlord's reasonable control), the Premises have not been substantially restored by Landlord, Tenant may terminate this lease by written notice to Landlord given within thirty (30) days after the end of one (1) year period. If Tenant shall give notice of termination pursuant to this Article 11, such notice shall specify a date for the expiration of this Lease, which date shall not be more than thirty (30) days after the giving of such notice and the Term of this Lease shall expire on such date as fully and completely as if such date were the date set forth above for the termination of this Lease unless Landlord shall have substantially completed restoration of and delivered the Premises to Tenant for occupancy, prior to such date. Upon termination of the Lease, Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, however, to the rights and remedies of either party against the other under the Lease provisions in effect prior to such fire or other casualty, and any Base Rent, rent adjustments or additional rent owing shall be paid up to the date of such fire or other casualty and Tenant shall be relieved of its obligations hereunder to pay rent accruing from and after the date of such fire or other casualty and any payment of rent made by Tenant which was on account of any period subsequent to such date shall be returned to Tenant.

     (B) In the event any such fire or casualty damage not caused by the intentional or negligent act of Tenant, its agents or employees, renders the Premises substantially untenantable and Tenant is not occupying the Premises and if this Lease shall not be terminated pursuant to the foregoing provisions of this Article 11 by reason of such damage, then rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair and restoration work. Such abatement shall be in an amount bearing the same ratio to the total amount of rent (including taxes, expenses and other additional rent) for such period as the portion of the Premises being repaired and restored by Landlord and not heretofore delivered to Tenant from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to this Article 11, rent shall be apportioned on a per diem basis and be paid to the date of such fire or other casualty.

     (C) In the event of any such fire or other casualty, and if this Lease is not terminated pursuant to the foregoing provisions of this Lease, Tenant shall repair and restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises, and during any such period of Tenant's repair and restoration following substantial completion of Landlord's repair and restoration work, rent shall be payable as if said fire or other casualty had not occurred. Notwithstanding the foregoing in the event all or a substantial portion of the Premises has been damaged by such fire or other casualty, rent shall abate during the period, not to exceed sixty (60) days after Landlord substantially completes its repair and restoration work, that Tenant repairs and restores such alterations, additions or improvements. Such abatement shall end on the first to occur of (i) the date that Tenant substantially completes such work, and (ii) the date which is sixty (60) days after Landlord substantially completes its repair and restoration work.

                                   Article 12

                                    Insurance

     In consideration of the leasing of the Premises at the rental stated in
Article 2, Landlord and Tenant agree to provide insurance and allocate the risk of loss as follows:

     Tenant, at its sole cost and expense but for the mutual benefit of Landlord and Tenant (when used in this Article the term "Landlord" shall include Landlord and its officers, agents, servants and employees and the term "Tenant" shall include Tenant's agents, servants and employees), shall purchase and keep and maintain in force and effect during the Term hereof, insurance under policies issued by insurers of recognized responsibility on its fixtures and tenant improvements including, but not limited to, special wall and floor coverings, special lighting fixtures, built-in cabinets and bookshelves and on its merchandise, inventory, contents, furniture, equipment or other personal property located in the Premises protecting Landlord and Tenant from damage or other loss caused by fire or other casualty including, but not limited to, vandalism and malicious mischief, perils covered by all risk and extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such insurance shall provide that it is specific and not contrib utory and shall name the Landlord as an additional insured and shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against the Landlord with respect to losses payable under such policies. At Landlord's request, Tenant shall deliver certificates of insurance evidencing such coverage upon execution hereof and thereafter not less than fifteen (15) days prior to the expiration date of any such policy.

     Landlord agrees to purchase and keep in force and effect insurance on the Building against fire and such other risks as may be included in extended coverage insurance from time-to-time available in an amount not less than the greater of 80% of the full insurable value of the Building or the amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies. Such policies shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant with respect to losses payable under such policies.

     Notwithstanding anything to the contrary contained herein, by this section, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby release each other and agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance of the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

                                   Article 13

                               Liability Insurance

     Tenant shall, at Tenant's expense, maintain during the Term comprehensive public liability insurance, contractual liability insurance, property damage insurance, and -- to the extent applicable -- host liquor or dram-shop liability insurance, under policies issued by insurers of recognized responsibility, with limits of not less than $3,000,000 for personal injury, bodily injury, sickness, disease or death and $1,000,000 for damage or injury to or destruction of property (including the loss of use thereof) for any one occurrence. Tenant's policies shall name Landlord, its respective officers, agents, servants and employees as additional insureds. At Landlord's request, Tenant shall deliver certificates of insurance evidencing such coverage upon execution hereof and thereafter not less than fifteen (15) days prior to the expiration date of any such policy.

     Landlord shall maintain during the Term comprehensive liability insurance with limits as reasonably determined by Landlord.

                                   Article 14

                                  Condemnation

     If the whole or any part of the Premises, Building or Property shall be taken or condemned by any competent authority for any public or quasi-public use or purpose or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Premises or of the Building, the Term, at the option of Landlord, shall end upon the date when the possession of the part so taken shall be required for such use or purpose and Landlord shall be entitled to receive the entire award without any payment to Tenant, the Tenant hereby assigning to the Landlord the Tenant's interest therein, if any. Current rent shall be apportioned as of the date of such termination.

                                   Article 15

                         Waiver of Claims and Indemnity

     Tenant agrees that, to the extent not expressly prohibited by law, Landlord and its officers agents, servants and employees shall not be liable for (nor shall rent abate as a result of) any direct or consequential damage (including damage claimed for actual or constructive eviction) either to person or property sustained by Tenant, its servants, employees, agents, invitees or guests due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about said Building, or due to any act or neglect of any tenant or occupant of said Building or of any other person. This provision shall apply particularly (but not exclusively) to damage caused by water, snow, frost, steam, sewage, gas, electricity, sewer gas or odors or by the bursting, leaking or dripping of pipes, faucets and plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an en tirely different kind. Tenant further agrees that all of Tenant's personal property in the Premises or the Building shall be at the risk of Tenant only and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Tenant shall protect, defend, indemnify and save Landlord and its officers, agents, servants and employees harmless from and against any and all obligations liabilities, costs, damages, claims and expenses of whatever nature arising from injury to persons or damage to property on the Premises or in or about the Building arising out of or in connection with Tenant's use or occupancy of the Premises or Tenant's activities in the Building, or arising from any act or negligence of Tenant, or its agents, contractors, servants, employees, or invitees, but only to the extent that all such obligations, liabilities, costs, damages, claims and expenses are not covered by the insurance required to be maintained by Landlord and Tenant pursuant to Articles 12 and 13 hereof.

     Landlord shall protect, defend indemnify and save Tenant and its officers, agents and servants and employees harmless from and against any and all obligations, liabilities, costs, damages, claims and expenses of whatever nature arising from injury to persons or damage to property on the Premises or in or about the Building arising out of or in connection with Landlord's ownership and operation of the Building or Landlord's or its agents', employees' or contractors' activities in the Building, or arising from any act or negligence of Landlord, or its agents, contractors, servants, employees or invitees, but only to the extent that all such obligations, liabilities, costs, damages, claims and expenses are not covered by the insurance required to be maintained by Landlord and Tenant pursuant to Articles 12 and 13 hereof.

                                   Article 16

                                    Nonwaiver

     No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises Landlord may receive and collect any rent or other sums due, and such payment shall not waive or affect said notice, suit or judgment.

                                   Article 17

                                Waiver of Notice

     Except as provided in Article 18 hereof, Tenant hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

                                   Article 18

                               Landlord's Remedies

     If (a) default shall be made in the payment of the rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease, or under the terms of any other agreement between Landlord and Tenant, and (with respect to the first two of such defaults in any twelve-month period) such default shall continue for ten (10) days after written notice to Tenant, or (b) if default shall be made in the full and prompt performance of any of the other covenants or conditions which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant (or if such default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant), or (c) if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or (d) if any petition shall be filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations, or (e) if any petition shall be filed or other action taken to reorganize or modify Tenant's capital structure, if Tenant be a corporation or other entity, or (f) if Tenant be declared insolvent according to law or if any assignment of Tenant's property shall be made for the benefit of creditors, or
(g) if a receiver or trustee is appointed for Tenant or its property, or (h) if Tenant shall abandon or vacate the Premises during the Term of this Lease, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

          (i) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the value of the Base Rent and rent adjustments provided to be paid by Tenant for the balance of the stated Term of the Lease, less the fair rental value of the Premises for said period, and any other sum of money and damages owed by Tenant to Landlord.

         (ii) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet all or any part of the Premises, for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Premises for a term greater or lesser than that remaining under the Term of this Lease and the right to relet the Premises as a part of a larger area and the right to change the character or use made of the Premises). For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient, and if Landlord shall fail or refuse to relet the Premises or if the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Base Rent and rent adjustments reserved in this Lease for such period or periods, or, if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time, and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph and any other sums due under this Lease from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

                                   Article 19

                             Surrender of Possession

     (A) On or before the date this Lease and the Term hereby created terminates, or on or before the date Tenant's right of possession terminates, whether by lapse of time or at the option of Landlord, Tenant shall:

          (i) restore the Premises to the same condition as they were in at the beginning of the Term, normal wear and tear excepted (except as otherwise provided in Article 11 of this Lease) and remove those alterations, improvements or additions installed for or during Tenant's occupancy, whether installed by Landlord or Tenant, or acquired by Tenant from former tenants (other than the Improvements, except that Tenant shall be required to remove the computer wiring and cabling in the Premises), which Landlord shall request Tenant to remove;

         (ii) remove from the Premises and the Building all of Tenant's personal property; and

        (iii) surrender possession of the Premises to Landlord in a clean condition free of all rubbish and debris.

     (B) If Tenant shall fail or refuse to restore the Premises to the above-described condition on or before the above-specified date, Landlord may enter into and upon the Premises and put the Premises in such condition and recover from Tenant Landlord's cost of so doing. Without limiting the generality of the foregoing, Tenant agrees to pay Landlord, upon demand, the cost of restoring the walls, ceilings and floors of the Premises to the same condition that existed prior to the date of the commencement of any alterations, improvements, or additions made by or for Tenant's occupancy (or a prior tenant's occupancy if such alterations, improvements or additions were acquired by Tenant from a former tenant) of the Premises. If Tenant shall fail or refuse to comply with Tenant's duty to remove all personal property from the Premises and the Building on or before the above-specified date, the parties hereto agree and stipulate that Landlord may enter into and upon the Premises and may, at its election:

          (i) treat such failure or refusal as an offer by Tenant to transfer title to such personal property to Landlord, in which event title thereto shall thereupon pass under this Lease as a bill of sale to and vest in Landlord absolutely without any cost either by set-off, credit allowance or otherwise, and Landlord may retain, remove, sell, donate, destroy, store, discard, or otherwise dispose of all or any part of said personal property in any manner that Landlord shall choose;

         (ii) treat such failure or refusal as conclusive evidence, on which Landlord or any third party shall be entitled absolutely to rely and act, that Tenant has forever abandoned such personal property, and without accepting title thereto, Landlord may, at Tenant's expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person. In no event shall Landlord ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property, and the failure of Tenant to remove all personal property from the Premises and the Building shall forever bar Tenant from bringing any action or from asserting any liability against Landlord with respect to any such property which Tenant fails to remove. If Tenant shall fail or refuse to surrender possession of the Premises to Landlord on or before the above-specified date, Landlord may forthwith re-enter the Premises and repossess itself thereof as of its former estate and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of any manner of trespass or forcible entry or detainer.

                                   Article 20

                                  Holding Over

     Tenant shall pay to Landlord 150% of the Base Rent plus 150% of the rent adjustments then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also shall pay all damages sustained by Landlord, whether direct or consequential, on account thereof. The provisions of this Article shall not operate as a waiver by Landlord of any right of re-entry hereinbefore provided.


                                   Article 21

                       Costs, Expenses and Attorneys' Fees

     In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing any of Tenant's covenants and agreements in this Lease.

                                   Article 22

                              Compliance with Laws

     Tenant and Landlord shall operate the Premises and Building respectively in compliance with all applicable federal, state, and municipal laws, ordinances and regulations and shall not knowingly, directly or indirectly, make any use of the Premises or Building which is prohibited by any such laws, ordinances or regulations.

                                   Article 23

                       Certain Rights Reserved By Landlord

     Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of rent:

          (a) To name the Building and to change the Building's name or street address.

          (b) To install, affix and maintain any and all signs on the exterior and interior of the Building.

          (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building.

          (d) To designate, restrict and control all sources from which Tenant may obtain ice, drinking water, towels, toilet supplies, shoe shining, catering, food and beverages, or like or other services on the Premises, and, in general, to reserve to Landlord the exclusive right to designate, limit, restrict and control any business and any service in or to the Building and its tenants.

          (e) On reasonable prior notice to Tenant, to show the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term and, if vacated during such period to decorate, remodel, repair or otherwise prepare the Premises for re-occupancy without affecting Tenant's obligation to pay rent.

          (f) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Landlord.

          (g) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises upon prior notice (except in the case of an emergency), and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible. In making any such repairs, alterations, additions or improvements, Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Premises.

          (h) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber it.

          (i) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

          (j) To approve the weight, size and location of safes and other heavy equipment and bulky articles in and about the Premises and the Building (so as not to overload the floors of the Premises), and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Any damages done to the Building or Premises or to other tenants in the Building by taking in or putting out safes, furniture and other items, or from overloading the floor in any way, shall be paid by Tenant. Furniture, boxes, merchandise or other bulky articles shall be transported within the Building only upon or by vehicles equipped with rubber tires and shall be carried only in the freight elevators and at such times as the management of the Building shall require. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.

          (k) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord.

          (l) To have access for the Landlord and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Post Office.

          (m) To change the arrangement or location of entrances, passageways, doors and doorways, corridors, stairs, toilets and other public service portions of the Building not contained within the Premises or any part thereof.

          (n) To close the Building after regular working hours and on Saturdays, Sundays and legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limi tation, that persons entering or leaving the Building identify themselves to Building personnel by registration or otherwise and that said persons establish their right to enter or leave the Building.

     Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant.

                                   Article 24

                                    Estoppel

     Tenant agrees that from time to time upon not less than ten (10) days' prior request by Landlord, Tenant or Tenant's duly authorized representative having knowledge of the following facts shall deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (b) the dates to which the rent and other charges have been paid; (c) that neither Landlord nor Tenant is in default under any provision of this Lease, or, if in default, the nature thereof in detail; and
(d) that there are no offsets or defenses to the payment of Base Rent, additional rent or any other sums payable under this Lease or, if there are any such offsets or defenses, specifying such in detail.

                                   Article 25

                              Rules and Regulations

     Tenant agrees to observe the reservations to Landlord in Article 23 hereof and agrees, for itself, its employees, agents, servants, clients, customers, invitees, licensees and guests to observe and comply at all times with the rules and regulations set forth in Exhibit B attached hereto and made a part hereof, and with such reasonable modifications thereof and additions thereto as Landlord may from time-to-time make for the Building, and that failure to observe and comply with such reservations, rules and regulations shall constitute a default under this Lease.

     Landlord reserves the right to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be needful for the safety, care and cleanliness of the Building and Premises and for the preservation of good order therein. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce any such rules and regulations, or the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord shall not be liable to Tenant for violation of any such rules and regulations, or terms, covenants and conditions by any other tenant, its employees, agents, invitees, or by any other person.

                                   Article 26

                              Intentionally Omitted


                                   Article 27

                            Assignment and Subletting

     Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, (i) assign, convey, mortgage, pledge or otherwise transfer this Lease, or any part thereof, or any interest hereunder; (ii) permit any assignment of this Lease, or any part thereof, by operation of law; (iii) sublet the Premises or any part thereof; or
(iv) permit the use of the Premises, or any part thereof, by any parties other than Tenant, its agents and employees. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after date of Tenant's notice), to assign this Lease, or any part thereof, or to sublet any part or all of the Premises for the balance or any part of the Term. Tenant's notice shall include all of the terms of the proposed assignment or sublease (whether contained in such assignment or sublease or in separate agreements) and shall state the consideration therefor. In such event, Landlord shall have the right to be exercised by giving written notice to Tenant within ten (10) business days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. Tenant's notice shall state the name and address of the proposed assignee or subtenant and a true and complete and fully-executed copy of the proposed assignment or sublease and any and all other agreements relating thereto shall be delivered to Landlord with Tenant's notice. If Tenant's notice shall cover all of the Premises, and Landlord shall have exercised its foregoing recapture right, the Term of this Lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease be cancelled with respect to less than the entire Premises, Base Rent and rent adjustments reserved herein shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Premises, as described in this Lease, and this Lease as so amended shall continue thereafter in full force and effect.

     If Landlord, upon receiving Tenant's notice with respect to any such space, shall not exercise its right to recapture as aforesaid, and if Tenant is not in default under the terms of this Lease, Landlord will not unreasonably withhold its consent to Tenant's assignment of the Lease or subletting such space to the party identified in Tenant's notice, provided, however, that in the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord ninety per cent (90%) of all profit derived by Tenant from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount paid or payable to Tenant to effect or to induce Tenant to enter into any such transaction, and the amount of all rent and other consideration of whatever nature payable by such assignee or sublessee in excess of the Base Rent, and rent adjustments, payable by Tenant under this Lease. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord of its share of such non-cash consideration shall be in such form as is satisfactory to Landlord.

     Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by an independent certified public accountant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting prin ciples. Tenant agrees that Landlord or its authorized representatives shall be given access at all reasonable times to the books, records and papers of Tenant relating to any such assignment or subletting, and Landlord shall have the right to make copies thereof. The percentage of Tenant's profit due Landlord hereunder shall be paid to Landlord within two (2) days of receipt by Tenant of all payments made from time to time by such assignee or sublessee to Tenant.

     For purposes of the foregoing, any change in the partners of Tenant, if Tenant is a partnership, or, if Tenant is a corporation, any transfer of any or all of the shares of stock of Tenant by sale, assignment, operation of law or otherwise resulting in a change in the present control of such corporation by the person or persons owning a majority of such shares as of the date of this Lease, shall be deemed to be an assignment within the meaning of this Article 27.

     Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder. Any subtenant or assignee shall agree in a form satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Tenant agrees to pay to Landlord, on demand, all reasonable costs incurred by Landlord (including fees paid to attorneys) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article shall be of no effect and void.

                                   Article 28

                                     Notice

     All notices, demands, approvals and consents which may or are required to be given by one party to the other under this Lease shall be in writing and shall be delivered personally or by a nationally-recognized air courier service or mailed by United States certified or registered mail, postage prepaid, (a) if for the Tenant, addressed to the Tenant at the Premises with a copy to Tenant's General Counsel at 500 Campus Drive, Morganville, New Jersey 07751, or at such other place as Tenant may from time to time designate by notice to Landlord, or
(b) if for the Landlord, addressed to:


                    The Equitable Life Assurance
                      Society of the United States
                    c/o Equitable Real Estate Investment
                      Management, Inc.
                    Suite 3200
                    455 Cityfront Plaza Drive
                    Chicago, Illinois 60611
                    Attention:  Regional Vice President -
                                Asset Management

     With a copy to:

                    Equitable Real Estate Investment
                      Management, Inc.
                    3414 Peachtree Road, N.E.
                    Atlanta, Georgia 30326

     and to:

                    COMPASS Management and Leasing, Inc.
                    Two North LaSalle Street, Suite 1705
                    Chicago, Illinois  60602
                    Attention:  Building Manager

or at such other place as Landlord may from time to time designate by notice to Tenant. Mailed notices shall be deemed given the date such notice is delivered or on the date such delivery was refused.

                                   Article 29

                            Default Under Other Lease

     If the term of any other lease made by Tenant for any premises in the Building shall be terminated after the making of this Lease because of any default by Tenant under such other lease, Landlord, at its option, may terminate this Lease by written notice to Tenant.

                                   Article 30

                             Conveyance by Landlord

     In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof to another person, such other person shall in its own name thereupon be and become Landlord hereunder and shall assume fully in writing and be liable upon all liabilities and obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, and such original Landlord or successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations not then incurred.

                                    Article 31

                             Subordination of Lease

     The rights of the Tenant under this Lease shall be and are subject and subordinate at all times to all ground leases and underlying leases, if any, now or hereafter in force against the Property, and to the lien of any mortgages or deeds of trust now or hereafter in force against such leases, the Property or the Building, or all of them, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof. This Article is self-operative and no further instrument of subordination shall be required.
Any mortgagee or beneficiary under a deed of trust may, however, elect to have this Lease be superior to its mortgage or deed of trust. At Landlord's request, Tenant shall execute a document in recordable form confirming that this Lease is subordinate (or at the mortgagee's or beneficiary's election, superior) to any mortgage or deed of trust. Tenant, at the option of any mortgagee or beneficiary under a deed of trust, agrees to attorn to such mortgagee or beneficiary in the event of a foreclosure sale or deed in lieu thereof.

                                   Article 32

                                     Brokers

     Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Equity Resources and COMPASS Management and Leasing in the negotiation or making of this Lease, and Tenant agrees to indemnify and hold harmless Landlord from the claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

                                   Article 33

                              Intentionally Omitted


                                   Article 34

                                  Miscellaneous

     Landlord and Tenant further covenant with each other that:
          (a) All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

          (b) All payments becoming due under this Lease or under any work order or other agreement relating to the Premises shall be considered as rent, and if unpaid when due shall bear interest from such date until paid at the rate of two percent (2%) per annum in excess of the corporate base rate in effect from time to time at The First National Bank of Chicago (unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged).

          (c) The word "Tenant" wherever used herein shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

          (d) Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Landlord and of Tenant, but also of their respective heirs, legal representatives, successors and assigns, provided this clause shall not permit any assignment contrary to the provisions of Article 27 hereof.

          (e) All of the representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

          (f) Submission of this instrument for examination shall not bind Landlord in any manner, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

          (g) No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

          (h) Sectional headings in this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions hereof.

          (i) The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not offset or impair any other provision. If any provision of this Lease is capable of two constructions, one of which would render the provision invalid and the other of which would make the provision valid, then the provision shall have the meaning which renders it valid.

          (j) Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

          (k) Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

          (l) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

          (m) Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect. Notwithstanding the foregoing, Landlord shall use reasonable efforts to provide Tenant notice in the event Tenant designates the application of payment and Landlord applies such payment to any other obligation of Tenant. The failure of Landlord to provide such notice to Tenant shall not be deemed a breach of Landlord's obligations hereunder.

          (n) All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord's partners, officers, agents and employees.

          (o) Upon Landlord's reasonable request, Tenant shall deliver to Landlord the annual financial statements covering Tenant for such fiscal year.

          (p) Tenant shall have the right, at Tenant's expense, to install and maintain the signage identifying Tenant on the exterior signage strip above the revolving door in the lobby of the Building leading to the stairway to the Premises, which signage shall be subject to Landlord's prior approval. Upon the termination of the Term, Tenant, at Tenant's expense, shall remove said signage and repair any damage to the Building arising from such installation or removal.

                                   Article 35

                                   Exculpation

     Any obligation of Landlord, or its agent, under or with respect to this Lease or the Building shall be enforceable only against and payable out of Landlord's interest in the Building and Property, and Tenant hereby agrees that neither Tenant nor any other person shall have or may assert any right, recourse or remedy to or against Landlord or its agent or any assets of Landlord, except to the extent (if any) of their respective interests in the Building and the Property; and no officer, shareholder, director, employee, partner, trustee or beneficiary of Landlord or its agent assumes or shall have any personal liability of any kind whatsoever hereunder.

                                   Article 36

                                 Renewal Options

(A)  First Renewal Option

     Provided that no uncured default is existing under the Lease at the time the option to renew described below is exercised or at the commencement of the First Renewal Term (as hereinafter defined), subject to the existing rights of Globe Glass & Mirror Co. ("Globe") to lease the Premises, Tenant shall have the right to extend the Term for one (1) additional four (4) year period (the "First Renewal Term"). The option to extend for the First Renewal Term shall be exercised, if at all, by written notice from Tenant to Landlord ("Tenant's Renewal Notice") given not later than August 31, 1997. In the event Tenant fails strictly to comply with the procedure for exercise of the First Renewal Term or Globe exercises its right to lease the Premises, Tenant shall have no further right to extend the Term. Landlord shall promptly notify Tenant in the event Globe exercises its rights to lease the Premises. The lease of the Premises during the First Renewal Term shall be upon the same terms and conditions as are contained in the Lease, except as hereinafter provided:

     (i) The annual Base Rent for the First Renewal Term shall be as set forth below:

                                                     Monthly
                                 Annual Base       Installment
            Period                   Rent         of Base Rent
            ------                  ------        ------------

 May 1, 1998-April 30, 1999     $23,000.00         $1,916.67
 May 1, 1999-April 30, 2000      28,750.00          2,395.83
 May 1, 2000-April 30, 2001      34,500.00          2,875.00
 May 1, 2001-April 30, 2002      40,250.00          3,354.17

     (ii) The rent adjustment payable by Tenant with respect to each calendar year of the First Renewal Term, or portion thereof, shall be equal to Tenant's Proportionate Share of the amount of the Ownership Taxes and Operating Expenses for each such calendar year of the First Renewal Term, or portion thereof.

     (iii) Landlord shall have no obligation to make improvements, decorations, repairs, alterations, or additions to the Premises as a condition to Tenant's obligation to pay Base Rent for the First Renewal Term.

     (iv) Within thirty (30) days of request of Landlord, Landlord and Tenant shall execute an amendment to Lease, which shall have been prepared by Landlord and shall be in form and substance reasonably satisfactory to Landlord and Tenant confirming the extension of the Term.

(B)  Second Renewal Option

     Provided that no uncured default is existing under the Lease at the time the option to renew described below is exercised or at the commencement of the Second Renewal Term (as hereinafter defined), Tenant shall have the right to extend the Term, if and only if Tenant has extended the Term for the First Renewal Term, for an additional five (5) year period (the "Second Renewal Term"). The option to extend for the Second Renewal Term shall be exercised, if at all, by written notice from Tenant to Landlord ("Tenant's Renewal Notice") given not later than twelve (12) months prior to the expiration of the First Renewal Term. In the event Tenant fails strictly to comply with the procedure for exercise of the Second Renewal Term, Tenant shall have no further right to extend the Term. The lease of the Premises during the Second Renewal Term shall be upon the same terms and conditions as are contained in the Lease, except as hereinafter provided:

     (i) The annual Base Rent per rentable square foot of the Premises for the Second Renewal Term shall be 95% of the then current Market Rentable Rate for a term equal to the Second Renewal Term and commencing at approximately the commencement date of the Second Renewal Term.

     (ii) Landlord shall give Tenant notice ("Landlord"s Renewal Notice") of Landlord's good faith determination of the annual Base Rent for the Second Renewal Term not later than ten (10) business days after Landlord's receipt of Tenant's Renewal Notice. In the event that Tenant disagrees with Landlord's determination of the annual Base Rent, Tenant agrees to notify Landlord in writing within ten (10) business days after receipt of Landlord's Renewal Notice and thereafter Landlord and Tenant agree to negotiate such annual Base Rent in good faith. In the event that Landlord and Tenant fail to agree upon the determination of annual Base Rent for the Second Renewal Term by the date which is forty-five (45) days after the date of Landlord's Renewal Notice, Tenant shall have the right, exercisable by written notice to Landlord given within forty-five (45) days of Landlord's Renewal Notice, to nullify its exercise of the option to extend the Term, in which event Tenant's exercise of such option to extend shall be null and void and neither Landlord nor Tenant shall have any further rights or liabilities with respect thereto. Tenant's failure to give any notice of nullification within forty-five (45) days of Landlord's Renewal Notice shall constitute Tenant's acceptance of, and Tenant's agreement to pay, the annual Base Rent specified in Landlord's Renewal Notice for the Second Renewal Term.

     (iii) The rent adjustment payable by Tenant with respect to each calendar year of the Second Renewal Term, or portion thereof, shall be equal to Tenant's Proportionate Share of the amount of the Ownership Taxes and Operating Expenses for each such calendar year of the Second Renewal Term, or portion thereof.

     (iv) Landlord shall have no obligation to make improvements, decorations, repairs, alterations, or additions to the Premises as a condition to Tenant's obligation to pay Base Rent for the Second Renewal Term, except to the extent the tenant improvement allowance is included as a part of the Market Rental Rate for the Second Renewal Term.

     (v) Within thirty (30) days of request of Landlord, Landlord and Tenant shall execute an amendment to Lease, which shall have been prepared by Landlord and shall be in form and substance reasonably satisfactory to Landlord and Tenant confirming the extension of the Term.



                              LANDLORD:

                              THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation


                              By:       /s/ Michael Lunder
                                   --------------------------
                                        Michael Lunder
                                   --------------------------
                                        PRINT NAME

                                   Its: Investment Officer



                              TENANT:


                              By: NEW HORIZONS COMPUTER LEARNING CENTER OF CHICAGO, INC., a Delaware corporation

                                        /s/ John T. St. James
                                   --------------------------------
                                             PRINT NAME
                                         John T. St. James
                                             Treasurer
                                   --------------------------------
                                             (Title)


                                   CERTIFICATE


     I,   Gary T. Gann  , Secretary of NEW HORIZONS COMPUTER LEARNING CENTER OF
CHICAGO, INC., a Delaware corporation, Tenant, hereby certify that the officer executing the foregoing Lease on behalf of Tenant was duly authorized to act in his capacity as Treasurer, and his action is the action of Tenant.

(Corporate Seal)

                                             /s/ Gary T. Gann
                                             ----------------------
                                                                       Secretary



                                    EXHIBIT B

                              RULES AND REGULATIONS

     To the extent that there is any inconsistency between the provisions of the Lease and these Rules and Regulations, the provisions of the Lease shall control.

     (1) The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgement of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its Tenants. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

     (2) No sign, placard, picture, name, advertisement or notice, visible from the exterior of any Tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord, which consent will not be unreasonably withheld. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

     (3) Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the premises or allow the premises to be used for the storage of merchandise held for sale to the general public.

     (4) No Tenant shall allow the premises to be used for lodging, nor shall cooking be done or permitted by any Tenant on the premises, except the use by the Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and vending machines shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     (5) No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitor services will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

     (6) Landlord will furnish each Tenant free of charge with two keys to each door lock in the premises. Landlord may make a reasonable charge for any additional keys. No Tenant shall have any keys made. No Tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Each Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to Tenant. All doors to the Premises shall be rekeyed prior to Tenant's acceptance and possession of the Premises.

     (7) Landlord shall designate how all office equipment, furniture, appliances and other large objects or property ("Equipment") shall be moved in and/or out of the Building. Landlord shall have the right to prescribe the weight, size and position of all Equipment brought into the Building. Heavy objects shall, if requested by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such Equipment from any cause, and all damage done to the Building by moving or maintaining such Equipment shall be repaired at the expense of Tenant. Notwithstanding the foregoing, Tenant may move in and/or out of the Building on the passenger elevators portable computers in an amount not to exceed the number of such portable computers that may be reasonably stacked on a handcart.

T
Tenant shall use or keep or permit to be used or kept any foul obnoxious gas or substances in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or to other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

     (9) Landlord shall have the right, exercisable with 30 day advance written notice and without liability to any Tenant, to change the name and street address of the Building.

     (10) Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and all hours on Sundays, legal holidays and on Saturdays any person who, in Landlord's sole opinion, has no legitimate business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.
In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors. Landlord recognizes that due to the public interest aspect of Tenant's business, Tenant may require entry by emergency crews at off hours.

     (11) The directory of the Building will be provided for the display of the name and location of Tenants. Any additional name which Tenant shall desire to place upon said bulletin board must first be approved by Landlord in writing, and, if so approved, a charge will be made therefore.

     (12) No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord, and such items shall be installed as instructed by Landlord.

     (13) Except for vending machines permitted on the Premises and for food brought by Tenant's employees for personal consumption on the Premises, no Tenant shall obtain for use in the premises, ice, drinking water, food, beverage, towel or other similar services, except at such reasonable regulations as may be fixed by Landlord.

     (14) Each Tenant shall see that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall made good all injuries sustained by other tenants or occupants of the Building or Landlord. All Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

     (15) The toilet rooms, toilets, urinals, wash basins and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

Ten
Tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Tenant's lease.

     (17) No Tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building, without Landlord's prior written consent.

     (18) Hand trucks shall not be used in any space or public halls of the Building, either by any Tenant or others, except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into the Building or kept in or about the premises.

     (19) Except as provide in paragraph (7) of the Rules and Regulations, Tenant agrees to coordinate all moving activity of office equipment and furniture in and out of the Building with Landlord or Landlord's agent, and to use the services of an insured professional moving company. Tenant acknowledges that any attempt to bring in or take out any office equipment or furniture from the Building without prior written approval of Landlord or Landlord's agent will be prevented by the on-site security guard, except for the portable computers described in paragraph (7) of the Rules and Regulations.

     (20) Each Tenant shall store all its trash and garbage within its premises. No material shall be placed on the trash boxes, receptacles or common areas if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the Chicago area, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

     (21) Canvassing, soliciting, distribution of handbills, or any other written material peddling in the Building are prohibited, and each Tenant shall cooperate to prevent the same.

     (22) Tenant agrees to abide by all governmental rules and regulations pertaining to thermostatic control of the temperature on the Premises. Air conditioning services shall be provided per the Lease.

     (23) Tenant agrees not to allow or keep any animals or pets of any kind on the premises, except those seeing-eye dogs which are for the direct purpose of aiding and assisting the visually impaired.

     (24) The requirements of the Tenants will be attended to only upon application by telephone or in person at the office of Landlord.

     (25) Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.

     (26) These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

or
order therein.


                                    EXHIBIT C

                              WORK LETTER AGREEMENT

                            TWO NORTH LASALLE STREET
                                CHICAGO, ILLINOIS

                                                                          , 1995
                                                            -------    ----
New Horizons Computer
Learning Center of Chicago, Inc.
2 North LaSalle Street
Chicago, Illinois  60602


          Re:  Work Letter Agreement

Ladies and Gentlemen:

          You (hereinafter called "Tenant") and we (hereinafter called "Landlord"), are executing simultaneously with this Work Letter Agreement an Office Lease (the "Lease") covering certain premises (the "Premises") more particularly described in the Lease, in the building located at 2 North LaSalle Street, Chicago, Illinois. The Lease is hereby incorporated by reference to the extent that its provisions may apply to this Work Letter Agreement. In consideration of the mutual covenants hereinafter contained, and in consideration of the execution of the Lease by Landlord and Tenant, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

          SECTION 1. Scope of Work. Tenant shall complete all the improvements necessary to prepare the Premises for Tenant's use and occupancy (the "Improvements"), pursuant to plans and specifications prepared by Tenant which are reasonably acceptable to and approved by Landlord as hereinafter provided.

          SECTION 2. Timetable for Creating and Approving Plans and Specifications. Immediately upon the execution of this Work Letter Agreement, Tenant shall provide to DePalma (the "Tenant Architect") Tenant's requirements for the Premises in sufficient detail to enable the Tenant Architect to prepare the preliminary space plan necessary for the construction of the Improvements to the Premises on or before April 1, 1995. The parties further agree that:

          (a) within ten (10) business days after the delivery of said preliminary space plan to Landlord, Landlord shall have approved said space plan or shall have delivered to Tenant its written objections to said preliminary space plan in accordance with Section 3;
          (b) on or before April 7, 1995, Tenant shall cause the Tenant Architect to prepare the necessary architectural construction drawings for the Improvements (the "Architectural Drawings") and Landlord shall cause ESD ("Landlord's Engineer") to prepare the necessary mechanical, electrical and plumbing construction drawings for the Improvements (the "Engineering Drawings") (the Architectural Drawings and the Engineering Drawings are hereinafter together referred to as the "Plans and Specifications") in substantial conformity with the preliminary space plan approved by Landlord. The initial Architectural Drawings must include partition drawings, telephone and electric drawings and reflected ceiling drawings, and shall be suitable in all respects for submission to the City of Chicago in order to obtain a building permit and to allow for the preparation of accurate and complete cost estimates. The Architectural Drawings are expressly subject to Landlord's written approval; and

          (c) within ten (10) business days after the delivery of the Architectural Drawings Landlord shall have approved the Architectural Drawings or shall have delivered to Tenant its written objections to the Architectural Drawings in accordance with Section 3.

          SECTION 3.    Landlord's Approval.

          (a) If the Architectural Drawings submitted by the Tenant Architect are in substantial conformity with the preliminary space plan, Landlord agrees that it will not unreasonably withhold its approval. If either is disapproved, Landlord shall notify Tenant in writing, detailing, with appropriate specificity that portion or element of the item disapproved and the reasons for such disapproval. Upon Landlord's disapproval, Tenant shall undertake to have such disapproved element or component modified and shall promptly resubmit same to Landlord within five (5) business days. Thereafter, in each instance (if more than one) of further resubmission of a disapproved component, Tenant shall have five (5) business days to revise and resubmit to Landlord such component. In each instance of resubmitted components, Landlord shall have five (5) business days within which to approve or disapprove as aforesaid each such resubmittal. Said five (5) business day sequence of resubmission and approval or disapproval as aforesaid shall continue until such time as all of the components composing the Plans and Specifications have been approved by Landlord.

          (b) Tenant agrees that Landlord shall not have unreasonably disapproved the Architectural Drawings and shall not have unreasonably requested modifications and changes to the Architectural Drawings if: (i) the Improvements adversely affect any of the mechanical, electrical, HVAC or other systems in the Building; (ii) the Improvements adversely affect the structure of the Building; (iii) the Improvements increase Landlord's costs of operating and maintaining the Building (unless Tenant agrees to pay such costs); or (iv) the Improvements violate the terms of any applicable zoning and building laws or ordinances. The foregoing shall not constitute an exhaustive list of the reasons for Landlord's disapproval or request for changes and modifications, provided, however, that Landlord shall at all times act in a reasonable manner in approving the Architectural Drawings submitted by Tenant as aforesaid.

          (c) The Plans and Specifications shall comply with all applicable statutes, ordinances, regulations, laws and codes and with the requirements of Landlord's fire insurance underwriters disclosed to Tenant. Neither review nor approval by Landlord of the Plans and Specifications shall constitute a representation or warranty by Landlord that such Plans and Specifications either
(i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. Tenant shall not make any changes in the Plans and Specifications without Landlord's prior written approval.

          (d) When the Plans and Specifications have been ultimately approved by Landlord, Tenant and Landlord shall each affix their respective signatures or initials to each page of each, and same shall be deemed to become a part of this Work Letter Agreement as Schedule 1.

          SECTION 4. Cost of the Work. Within ten (10) business days after Landlord's approval of the Plans and Specifications, Tenant shall provide Landlord with a reasonably detailed and complete budget indicating the total cost of the Improvements. Within five (5) business days after Landlord's receipt of Tenant's budget for the Improvements, Landlord shall approve same, and the aggregate of all items contained in such approved budget is herein referred to as the "Contract Sum."

          Notwithstanding the times set forth above for the approval of the budget and Contract Sum, Tenant, in order to keep the construction of the Improvements on schedule, may require that a portion of a budget be approved in advance of the completion of the final budget, to enable Tenant to pre-order materials and supplies. If Tenant so requests advance approval of a budget line item or category, Landlord agrees to use its reasonable efforts to approve same within three (3) business days of Tenant's request for same, provided that Landlord has been provided such information about the budget line item or category as Landlord may reasonably request.

          SECTION 5. Landlord's Allowance. Landlord agrees to pay a sum ("Landlord's Allowance") equal to $115,000.00 toward the cost of the Improvements and the cost of the Plans and Specifications. Tenant shall pay and be responsible for all costs of demolition, the Improvements and the Architectural Drawings in excess of Landlord's Allowance, which amount shall be paid for such costs on a pro rata basis together with Landlord's pro rata share of Landlord's Allowance. Tenant shall advise Landlord of the cost of the Improvements on the basis of a construction contract or contracts executed by Tenant for the Improvements. Landlord shall pay the Landlord's Allowance not more often than monthly within thirty (30) days after receipt of the draw documentation as hereinafter described. In the event the cost of the Improvements shall be adjusted downward and the total amount of Landlord's Allowance paid out on a pro rata basis shall be less than $115,000.00, Landlord shall pay to Tenant the balance of Landlord's Allowance within thirty (30) days after completion of all of the Improvements.

          SECTION 6.    Construction of and Payment for Improvements.

          (a) The Improvements shall be constructed by a general contractor chosen by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall submit to Landlord a list of subcontractors which Tenant or its general contractor proposes to use for Landlord's approval, which shall not be unreasonably withheld or delayed, and Tenant shall not permit or cause the general contractor to utilize any subcontractor not so approved by Landlord. Tenant shall deliver to Landlord a copy of the contract proposed to be executed by Tenant for the Improvements, which shall require the contractor to comply with the requirements of this
Section 6. Prior to the commencement of construction of the Improvements, Tenant shall obtain, and deliver to Landlord copies of, all required building permits and other governmental approvals required for construction of the Improvements.

          (b) As a condition to the payment by Landlord of any portion of the Landlord's Allowance, the Landlord shall receive (i) a certification from the contractor and the Tenant Architect at the time of each payment that the Improvements have been constructed in accordance with the Plans and Specifications, and (ii) receipts, bills, invoices, original lien waivers from all contractors, subcontractors, materialmen and suppliers who performed work on or furnished materials in connection with the Improvements who are to be paid in accordance with the applicable request for payment and such other supporting documentation as Landlord may reasonably require to evidence the amount payable for the Improvements and for all items installed by Tenant in the Premises as of the date of such requested disbursement. In addition, as a condition to the payment by Landlord of the final disbursement of Landlord's Allowance for the Improvements, Landlord shall receive (x) a certificate from the contractor and the Tenant architect that the Improvements have been finally completed; (y) such receipts, bills, invoices, lien waivers and other supporting documentation as Landlord may reasonably require to evidence the final amount payable for the Improvements and all items installed by Tenant in the Premises; and (z) a certificate of occupancy for the Premises, if available. Until completion of the Improvements and satisfaction by Tenant of the provisions of Section 6(d) below, the portion of Landlord's Allowance disbursed for Improvements shall at no time exceed 90% of the proportion of the Contract Sum represented by work then in place.

          (c) Tenant shall coordinate, and cause its contractors to coordinate, with Landlord, the Landlord's architect and Landlord's agents and employees in relation to the scheduling of construction, the use of Building loading docks, the delivery of materials and labor for the Premises and the elimination of rubbish and construction debris. Landlord shall not charge Tenant for freight elevator service, electricity and HVAC provided by Landlord during normal business hours during the period of construction of the Improvements and prior to the Commencement Date. Landlord shall have the right to supervise and inspect the construction of the Improvements and to coordinate construction of the Improvements with other activities in the Building. Tenant shall pay to Landlord all direct out-of-pocket costs (not to exceed $10,000.00) incurred by Landlord in connection with the review of the Plans and Specifications and the supervision of the construction of the Improvements, which costs shall be paid from the Landlord's Allowance.

          (d) Tenant shall, within twenty (20) business days after completion of the Improvements, deliver to Landlord the following:

              (i) The Tenant Architect's certificate, in form and substance reasonably satisfactory to Landlord, certifying that the Improvements are in place and have been performed substantially in accordance with the Plans and Specifications;

             (ii) A detailed breakdown, in form and substance reasonably satisfactory to Landlord, of the final and total costs of the Improvements, prepared by Tenant and its contractor, together with receipted invoices showing payment thereof;

            (iii) Original waivers of lien and contractors' affidavits in such form as may be reasonably required by Landlord, from all parties performing labor or supplying materials in connection with the Improvements and sworn statements and long form affidavits and waivers from the Tenant Architect and Tenant's engineer and contractors and any other party with whom Tenant contracted directly for labor or materials furnished Tenant in or for the Premises;

             (iv) Copies of all warranties for workmanship, materials and equipment received by Tenant from manufacturers and/or installers in connection with the Improvements;

              (v) "As-built" plans and specifications, certified by the Tenant Architect and Landlord's Engineer, and information regarding any special requirements for cleaning the improvements completed on behalf of Tenant. The "as-built" plans and specifications shall consist of reproducible copies of the Plans and Specifications marked to accurately show all changes from the Plans and Specifications made in the actual construction of the Premises; and

             (vi) Information with regard to any special security systems installed by Tenant in order that Building management and security may coordinate and assist in security efforts.

          (e) As a condition to the payment by Landlord of any portion of the Landlord's Allowance for the cost of the Plans and Specifications, Landlord shall receive receipts, bills, invoices, and other supporting documentation as Landlord may reasonably require with respect to the Plans and Specifications for which payment by Landlord is requested.

          SECTION 7. Changes in the Improvements. Tenant shall deliver to Landlord for approval (which approval shall be given, or withheld, within the same times as provided for approval or disapproval of Plans and Specifications as provided in Section 2), such material changes in the Plans and Specifications as are made by Tenant and the Tenant Architect from time to time and shall advise Landlord of any changes in the Contract Sum or any amendments to the contracts entered into by Tenant for the construction of the Improvements which increase the Contract Sum.

          SECTION 8. Access by Tenant. Inasmuch as Tenant is constructing the Improvements hereunder, Landlord hereby agrees to permit Tenant and Tenant's agents, suppliers, contractors and workmen to take possession of and enter the Premises prior to the commencement of the Term to enable Tenant to commence, construct and complete the Improvements. Base Rent and rent adjustment shall not commence for the Premises except as provided in the Lease. The contractors, suppliers and workmen of Tenant shall not unreasonably interfere with other tenants in the Building and shall comply with reasonable rules and regulations instituted by Landlord for the protection of other occupants of the Building. Tenant shall indemnify, defend and hold Landlord, its beneficiaries, agents and employees harmless from all loss, costs, claims, damage, liability, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Premises or the Building. In addition, prior to the initial entry to the Building or the Premises by Tenant and by each contractor or subcontractor for Tenant, Tenant shall furnish Landlord with policies of insurance covering Landlord and such additional parties as Landlord may reasonably designate as additional insured parties, with such coverages and in such amounts as Landlord may then reasonably require (which coverages shall not exceed coverages normally carried by contractors for construction work of this nature) in order to insure Landlord against liability for injury or death or damage to property of Landlord or its tenants by reason of such entry or any activity or work carried on, in, on or about the Project, the Building, or the Premises by or on behalf of Tenant.

          SECTION 9. No Other Agreements. Except as set forth in the Lease, Landlord has no other agreement with Tenant and has no other obligation to do any other work with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense, and in strict compliance with said terms and conditions.

          SECTION 10.    Miscellaneous.

          (a) With respect to any amounts owed by Tenant or Landlord hereunder and not paid when due, Landlord or Tenant, as the case may be, shall have all rights and remedies at law or in equity or under the Lease to enforce the obligation to pay amounts required hereunder.

          (b) Tenant shall have reasonable access to loading docks and freight elevators in connection with the construction of the Improvements and to other portions of the Building as required to perform its work under the Lease and this Work Letter Agreement.

          (c) This Work Letter Agreement shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

     If the foregoing correctly sets forth our understanding, kindly sign as indicated below.

                         LANDLORD:

                         THE EQUITABLE LIFE ASSURANCE SOCIETY
                         OF THE UNITED STATES, a New York
                         corporation

                              By:       /s/ Michael Lunder
                                   --------------------------
                              Name:     Michael Lunder
                                   --------------------------
                              Its:      Investment Officer
                                   --------------------------

ACCEPTED AND AGREED:

TENANT:

NEW HORIZONS COMPUTER LEARNING
CENTER OF CHICAGO, INC.,
a Delaware corporation

By:       /s/ John T. St. James
     -------------------------------
Name:     John T. St. James
     -------------------------------
Title:    Treasurer
     -------------------------------



                                    GUARANTY


     The undersigned ("Guarantor"), the                   of New Horizons
Education Corporation, a Delaware corporation ("Tenant"), in consideration of the leasing of the Premises described in the attached Lease to Tenant therein mentioned, does hereby absolutely, unconditionally and irrevocably guarantee to The Equitable Life Assurance Society of the United States ("Landlord") the full and complete performance of all of Tenant's covenants and obligations under such Lease and the full payment by Tenant of all Base Rent, rent adjustments and other charges and amounts required to be paid thereunder, and all attorneys' fees, costs, and expenses of collection incurred by Landlord in enforcing the Lease.

     GUARANTOR AGREES THAT:

     1. Without affecting, diminishing, or otherwise impairing the liability of Guarantor hereunder and without notice or consent of Guarantor, Landlord may from time to time grant extensions, indulgences, releases, and discharges to Tenant or any other Guarantor, and may take security for performance of Tenant's covenants and obligations under the Lease and may release any or all security or refrain from perfecting any interest in any security granted by Tenant or any other Guarantor.

     2. Landlord may amend or modify the Lease and otherwise may deal with Tenant, without notice to or consent of Guarantor, and without affecting, diminishing, or otherwise impairing the liability of Guarantor hereunder.

     3. Guarantor shall not be subrogated to Landlord in respect of any action taken or permitted by Landlord against Tenant or any other guarantor, until Landlord has received payment in full of all Base Rent, rent adjustments and other charges and amounts required to be paid under the Lease, together with interest thereon and together with all costs, attorneys' fees and other expenses incurred by Landlord in enforcing such obligations or in enforcing performance and observation of any other obligation hereby guaranteed.

     4. Landlord may from time to time consent to any action or non-action of Tenant or any other guarantor, which, in the absence of such consent, violates or may violate any provisions of the Lease, and such consent may be granted by Landlord, without in any manner affecting, diminishing, or impairing the liability of Guarantor hereunder.


     5. This Guaranty shall continue to be effective, or be reinstated (as the case may be) if at any time payment by Tenant or any other Guarantor of all or any part of any sum payable pursuant to the lease or any other guaranty, as the case may be, is rescinded or otherwise must be returned by Landlord upon the insolvency, bankruptcy, or reorganization of the payor all as though such payment to Landlord had not been made.

     6. No change in the name, purposes, capitalization, or organization of Tenant shall in any way affect, diminish, or otherwise impair the liability of Guarantor, and Landlord shall not be obligated to inquire into the powers of Tenant notwithstanding the fact that any actions taken by Tenant shall be in excess of such powers.

     7. Landlord shall not be obligated to exhaust its recourse against Tenant, or any other guarantor or person, or any security it may have for performance of the Lease before being entitled to payment from Guarantor or performance of each and every one of the obligations hereby guaranteed.

     8. Notwithstanding the provisions of the laws of any state relating to the rate of interest payable by Tenant, this Guaranty shall remain in full force and effect whatever the rate of interest received or demanded by Landlord upon the occurrence of a default under the Lease, and no invalidity, irregularity, or unenforceability (by reason of any bankruptcy or similar law, any other law or any order of any government or agency thereof purporting to reduce, amend, or otherwise affect any indebtedness or liability of Tenant or of any security therefor) and no release or discharge of Tenant in any receivership, bankruptcy, winding-up, or other creditor proceedings shall affect, diminish, or otherwise impair or otherwise be a defense to this Guaranty.

     9. This Guaranty has been delivered free of any conditions and no representations have been made to Guarantor affecting or limiting the liability of Guarantor under this Guaranty. This Guaranty is in addition to and not in substitution for any other guarantees held or which may hereafter be held by Landlord.

     10. No action or proceeding brought or instituted under this Guaranty and no recovery in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Guaranty by reason of any further default or defaults hereunder or in the performance and observance of the terms, covenants, conditions, and provisions of the Lease.

     11. No waiver, modification, extension, forbearance, or delay on the part of Landlord with respect to the Lease and no act or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety, shall operate to release the obligations of Guarantor under this Guaranty, and no delay on the part of Landlord in exercising any of its options, powers, or rights hereunder, or a partial or single exercise thereof, shall constitute a waiver of any other rights hereunder.

     12. Guarantor hereby waives presentment, protest, notice, demand, or action on delinquency in respect to the Lease or any obligation hereby guaranteed. Guarantor waives acceptance of this Guaranty.

     13. This Guaranty shall be governed and construed under the laws of the State of Illinois. This Guaranty shall be construed as an absolute, continuing and unlimited Guaranty of all of Tenant's obligations under the Lease, without regard to regularity, validity or enforceability of any liability or obligation of Tenant hereby guaranteed, and the undersigned shall be bound on this Guaranty to Landlord as if Tenant's obligations under the Lease were the primary obligation of the undersigned.

     14. This Guaranty shall inure to the benefit of Landlord, its successors and assigns, and shall be binding upon Guarantor and its heirs, personal representatives, successors and assigns, as the case may be.

     15. Guarantor hereby agrees that all actions and proceedings arising directly or indirectly hereunder may, at the option of Landlord, be litigated in courts having situs within the State of Illinois and Guarantor hereby expressly consents to the jurisdiction of any local, state or federal court located within the State of Illinois and consents that any service of process in such action or proceeding may be made by personal service upon Guarantor wherever Guarantor may then be located or by certified or registered mail to Guarantor at the Premises.

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 5th day of April, 1995.

                              GUARANTOR:

                              NEW HORIZONS EDUCATION CORPORATION


                              By:  /s/ John T. St. James
                                   -------------------------------
                              Its: John T. St. James, Treasurer
                                   -------------------------------

STATE OF  New Jersey     )
                         )    SS.
COUNTY OF Monmouth       )


     I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that John T. St. James, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed, sealed and delivered the said instrument as his/her free and voluntary act, for the uses and purposes herein set forth.

     Given under my hand and official seal this   5     day of April, 1995.


                                   /s/ Linda L. Kelly
                              -------------------------------
                                        Notary Public

                                       LINDA L. KELLY
                                 NOTARY PUBLIC OF NEW JERSEY
                              My Commission Expired May 7, 1996



_DOCUMENT #: CHGO01 (27263-00085-6) 128965.5;DATE:04/25/95/
TIME:16:38_